UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 3, 2011, Alexza Pharmaceuticals, Inc. ( “Alexza”) entered into a securities purchase agreement with certain institutional investors (the “Purchasers”), including RA Capital Management and Tavistock Life Sciences, pursuant to which Alexza agreed to sell an aggregate of 11,927,034 shares of common stock and warrants to purchase up to an aggregate of 4,174,462 shares of Alexza’s common stock with an initial exercise price of $1.755 per share, in a registered direct offering. The shares of common stock and the warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.35 of a share of common stock, at an offering price of $1.35 per unit. Under the terms of the offering, Alexza will issue and sell the units to the Purchasers for gross proceeds of approximately $16.1 million.
The closing of the offering is expected to take place on May 6, 2011, subject to the satisfaction of customary closing conditions. The net offering proceeds to Alexza from the sale of the units will be approximately $15.8 million, after deducting estimated offering expenses payable by Alexza.
The foregoing descriptions of the securities purchase agreement and the warrants do not purport to be complete and are qualified in their entirety by reference to the securities purchase agreement and the form of warrant that are attached to this report as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.
The units are being offered and sold pursuant to a prospectus supplement dated May 3, 2011 and an accompanying base prospectus dated May 26, 2010, pursuant to Alexza’s existing shelf registration statement on Form S-3 (File No. 333-166514) that was declared effective by the Securities and Exchange Commission on May 20, 2010. A copy of the opinion of Cooley llp relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.
On May 3, 2011, Alexza issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Forward-Looking Statements
Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, Alexza’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Purchasers fulfilling their obligations to purchase the securities and Alexza’s ability to satisfy its conditions to close the offering. All forward-looking statements are qualified in their entirety by this cautionary statement. Alexza is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Cooley llp

10.1	Securities Purchase Agreement

23.1	Consent of Cooley llp (included in Exhibit 5.1)

99.1	Press Release, dated May 3, 2011, entitled “Alexza Prices $16.1 Million Registered Direct Offering”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: May 3, 2011	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Cooley llp

10.1	Securities Purchase Agreement

23.1	Consent of Cooley llp (included in Exhibit 5.1)

99.1	Press Release, dated May 3, 2011, entitled “Alexza Prices $16.1 Million Registered Direct Offering”